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                               CIDCO INCORPORATED



                                  FILING TYPE: PREM14A
                                  DESCRIPTION: PRELIMINARY PROXY STATEMENT
                                  FILING DATE: SEPTEMBER 14, 2000
                                  PERIOD END:  N/A


                          PRIMARY EXCHANGE:  NASDAQ - NATIONAL MARKET
                                             SYSTEM
                                    TICKER:  CDCO

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                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[X]     Soliciting Material Pursuant to Section 240.14a-12

                               CIDCO INCORPORATED

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:

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        2)      Aggregate number of securities to which transaction applies:

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        3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        4)      Proposed maximum aggregate value of transaction:

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        5)      Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

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        2)      Form, Schedule or Registration Statement No.:

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        3)      Filing Party:

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        4)      Date Filed:

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Certain Participant Information (filed pursuant to Rule 14a-12)

        In connection with the business combination (the "Sale") between CIDCO Incorporated, ("CIDCO") and CIDCO Communications LLC ("LLC"), CIDCO and certain of its executive officers may be soliciting proxies from CIDCO stockholders in favor of the Sale.

        The executive officers of CIDCO who may participate in the solicitation of proxies are Paul G. Locklin, director, President and Chief Executive Officer, and Richard D. Kent, Chief Financial Officer and Chief Operating Officer. The CIDCO participants in the solicitation collectively beneficially own approximately 1,220,292 shares of CIDCO common stock, representing approximately 8.8% of the total CIDCO common stock outstanding. More information about the participants can be found in CIDCO's Annual Report on Form 10-K and in its proxy statement for its 2000 annual meeting, filed with the Securities and Exchange Commission.



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